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                    SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.  20549



                                 FORM 8-K


             Current Report Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported):     March 1, 1996


                        FIGGIE INTERNATIONAL INC.
            (Exact name of registrant specified in its charter)


Delaware                      1-8591                 52-1297376
(State or other            (Commission File        (I.R.S. Employer
jurisdiction of                Number)             Identification No.)
incorporation)


4420 Sherwin Road, Willoughby, Ohio                  44094
(Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code:  216/953-2700


                             (not applicable)
       (Former name or former address, if changed since last report)


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Item 2.   Acquisition or Disposition of Assets.

     As of February 29, 1996, Figgie International Inc. (the "Registrant") sold substantially all of the assets of its Interstate Engineering division ("the Division"), located in Anaheim, California, to Primus Holdings, L.P. (the "Buyer"), a limited partnership sponsored by Engles Urso Capital Corporation of Dallas, Texas. The Division manufactures high-end residential vacuum cleaners, heat detectors and die cast aluminum products. The Registrant received consideration of $18,735,000 in cash and a $6,000,000 Class AA Limited Partnership interest in the Buyer. The Buyer also assumed certain accrued liabilities of the Division, including payables, as part of the consideration. In addition, the Buyer assumed certain other liabilities of the Division in exchange for $800,000. The consideration was determined pursuant to arm's-length negotiations and could be subject to adjustment, within 45 days after closing, based on the final net assets of the Division as of February 29, 1996.

Item 7.   Financial Statements and Exhibits.

       (a)  Financial Statements of Business Acquired

          Not applicable.

       (b)  Pro Forma Financial Information

          Pro forma financial information is not required.
          The Division is treated as discontinued operations in the Registrant's financial statements for the fiscal year ended December 31, 1995.

       (c)  Exhibits

           (2)(A) Asset Purchase and Contribution Agreement, dated as of February 29, 1996, by and between Figgie International Inc. and
                                    Primus Holdings, L.P.
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                                 SIGNATURE

         Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                 FIGGIE INTERNATIONAL INC.


                 By:  /s/ Steven L. Siemborski
                    Steven L. Siemborski
                    Senior Vice President and
                    Chief Financial Officer



Dated: March 15, 1996
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                               Exhibit Index


Exhibit

(2)(A) Asset Purchase and Contribution Agreement, dated as of February 29, 1996, by and between Figgie
       International Inc. and Primus Holdings, L.P.**



**  Schedules and Exhibits are omitted.
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